Exhibit 99.2

Regions Financial Corporation and Subsidiaries
Financial Supplement
First Quarter 2014

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2014 Earnings Release

Table of Contents

Page

Consolidated Balance Sheets	1

Consolidated Statements of Income	2

Selected Ratios and Other Information	3

Consolidated Average Daily Balances and Yield / Rate Analysis from Continuing Operations	4

Loans	6

Deposits	7

Pre-Tax Pre-Provision Income (“PPI”) and Adjusted PPI	8

Non-Interest Income, Mortgage Income and Wealth Management Income	9

Non-Interest Expense	10

Credit Quality
Allowance for Credit Losses, Net Charge-Offs and Related Ratios	11
Non-Accrual Loans (excludes loans held for sale), Criticized and Classified Loans - Commercial and Investor Real Estate, and Home Equity Lines of Credit - Future Maturities	13
Early and Late Stage Delinquencies	14
Troubled Debt Restructurings	15

Reconciliation to GAAP Financial Measures
Adjusted Efficiency Ratios, Adjusted Fee Income Ratios, and Adjusted Non-Interest Income / Expense	16
Return Ratios, Tangible Common Ratios and Capital	17

Statements of Discontinued Operations	19

Forward-Looking Statements	20

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2014 Earnings Release

Consolidated Balance Sheets (unaudited)

	As of
($ amounts in millions)	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Assets:
Cash and due from banks	$2,072	$1,661	$2,032	$2,112	$1,796
Interest-bearing deposits in other banks	3,114	3,612	1,827	2,168	3,137
Federal funds sold and securities purchased under agreements to resell	10	—	—	—	—
Trading account securities	117	111	119	102	121
Securities held to maturity	2,317	2,353	2,388	2,425	8
Securities available for sale	21,615	21,485	21,630	22,001	27,089
Loans held for sale	395	1,055	673	839	1,082
Loans, net of unearned income	75,680	74,609	75,892	74,990	73,936
Allowance for loan losses	(1,261)	(1,341)	(1,540)	(1,636)	(1,749)
Net loans	74,419	73,268	74,352	73,354	72,187
Other interest-earning assets	86	86	105	135	102
Premises and equipment, net	2,194	2,216	2,218	2,228	2,252
Interest receivable	316	313	331	326	366
Goodwill	4,816	4,816	4,816	4,816	4,816
Mortgage servicing rights at fair value (MSRs)	288	297	281	276	236
Other identifiable intangible assets	294	295	307	318	331
Other assets	5,880	5,828	5,785	7,607	6,195
Total assets	$117,933	$117,396	$116,864	$118,707	$119,718
Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$31,154	$30,083	$30,308	$29,464	$29,971
Interest-bearing	62,239	62,370	62,013	62,990	64,162
Total deposits	93,393	92,453	92,321	92,454	94,133
Borrowed funds:
Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	1,981	2,182	1,773	2,877	1,829
Other short-term borrowings	—	—	—	1,000	1
Total short-term borrowings	1,981	2,182	1,773	3,877	1,830
Long-term borrowings	4,226	4,830	4,838	4,856	5,847
Total borrowed funds	6,207	7,012	6,611	8,733	7,677
Other liabilities	2,201	2,163	2,443	2,191	2,168
Total liabilities	101,801	101,628	101,375	103,378	103,978
Stockholders’ equity:
Preferred stock, Series A non-cumulative perpetual	442	450	458	466	474
Common stock	14	14	14	14	15
Additional paid-in capital	19,179	19,216	19,248	19,440	19,643
Retained earnings (deficit)	(1,897)	(2,216)	(2,443)	(2,736)	(3,003)
Treasury stock, at cost	(1,377)	(1,377)	(1,377)	(1,377)	(1,377)
Accumulated other comprehensive income (loss), net	(229)	(319)	(411)	(478)	(12)
Total stockholders’ equity	16,132	15,768	15,489	15,329	15,740
Total liabilities and stockholders’ equity	$117,933	$117,396	$116,864	$118,707	$119,718

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2014 Earnings Release

Consolidated Statements of Income (unaudited)

	Quarter Ended
($ amounts in millions, except per share data)	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Interest income on:
Loans, including fees	$732	$758	$758	$746	$743
Securities—taxable	154	151	144	152	156
Loans held for sale	8	6	6	8	9
Trading account securities	2	1	1	—	1
Other interest-earning assets	2	1	2	1	2
Total interest income	898	917	911	907	911
Interest expense on:
Deposits	27	29	31	33	42
Short-term borrowings	—	—	1	1	—
Long-term borrowings	55	56	55	65	71
Total interest expense	82	85	87	99	113
Net interest income	816	832	824	808	798
Provision for loan losses	2	79	18	31	10
Net interest income after provision for loan losses	814	753	806	777	788
Non-interest income:
Service charges on deposit accounts(1)	173	185	190	175	184
Card and ATM fees(1)	79	80	82	81	76
Mortgage income	40	43	52	69	72
Securities gains, net	2	—	3	8	15
Other	144	218	168	164	154
Total non-interest income	438	526	495	497	501
Non-interest expense:
Salaries and employee benefits	455	464	455	452	447
Net occupancy expense	93	91	92	92	90
Furniture and equipment expense	70	71	71	69	69
Other	199	320	266	271	236
Total non-interest expense	817	946	884	884	842
Income from continuing operations before income taxes	435	333	417	390	447
Income tax expense	128	92	124	122	114
Income from continuing operations	307	241	293	268	333
Discontinued operations:
Income (loss) from discontinued operations before income taxes	19	(25)	(1)	(2)	4
Income tax expense (benefit)	7	(11)	(1)	(1)	2
Income (loss) from discontinued operations, net of tax	12	(14)	—	(1)	2
Net income	$319	$227	$293	$267	$335
Net income from continuing operations available to common shareholders	$299	$233	$285	$260	$325
Net income available to common shareholders	$311	$219	$285	$259	$327
Weighted-average shares outstanding—during quarter:
Basic	1,378	1,378	1,388	1,401	1,413
Diluted	1,390	1,395	1,405	1,418	1,423
Actual shares outstanding—end of quarter	1,378	1,378	1,378	1,395	1,413
Earnings per common share from continuing operations:
Basic	$0.22	$0.17	$0.21	$0.19	$0.23
Diluted	$0.21	$0.17	$0.20	$0.18	$0.23
Earnings per common share:
Basic	$0.23	$0.16	$0.21	$0.18	$0.23
Diluted	$0.22	$0.16	$0.20	$0.18	$0.23
Cash dividends declared per common share	$0.03	$0.03	$0.03	$0.03	$0.01
Taxable-equivalent net interest income from continuing operations	$831	$846	$838	$821	$811

(1)
The "card and ATM fees" line item represents the combined amounts of credit card/bank card income and debit card and ATM related revenue. Debit card and ATM related revenue was previously included in the "service charges on deposit accounts" line item. Credit card/bank card income was previously included in the "other" non-interest income line item. All prior periods presented have been reclassified to conform to this presentation.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2014 Earnings Release

Selected Ratios and Other Information

	As of and for Quarter Ended
	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Return on average assets from continuing operations*	1.03%	0.79%	0.97%	0.88%	1.11%
Return on average tangible common stockholders’ equity (non-GAAP)* (1)	11.84%	8.58%	11.41%	10.15%	13.12%
Adjusted efficiency ratio from continuing operations (non-GAAP) (1)	66.9%	66.3%	67.3%	63.1%	64.9%
Common book value per share	$11.38	$11.12	$10.90	$10.65	$10.80
Tangible common book value per share (non-GAAP) (1)	$7.81	$7.54	$7.32	$7.11	$7.29
Tangible common stockholders’ equity to tangible assets (non-GAAP) (1)	9.53%	9.24%	9.02%	8.72%	8.98%
Tier 1 common equity risk-based ratio (non-GAAP) (1)(2)	11.4%	11.2%	11.0%	11.1%	11.2%
Basel III common equity Tier 1 ratio (non-GAAP) (1)(2)	10.8%	10.6%	10.4%	10.3%	9.1%
Tier 1 Capital (2)	11.9%	11.7%	11.5%	11.6%	12.4%
Total Risk-Based Capital (2)	14.9%	14.7%	14.5%	14.7%	15.8%
Leverage (2)	10.2%	10.0%	9.9%	9.7%	10.1%
Allowance for loan losses as a percentage of loans, net of unearned income	1.67%	1.80%	2.03%	2.18%	2.37%
Allowance for loan losses to non-performing loans, excluding loans held for sale	1.18x	1.24x	1.14x	1.09x	1.10x
Net interest margin (FTE) from continuing operations*	3.26%	3.26%	3.24%	3.16%	3.13%
Loans, net of unearned income, to total deposits	81.0%	80.7%	82.2%	81.1%	78.5%
Net charge-offs as a percentage of average loans*	0.44%	1.46%	0.60%	0.77%	0.99%
Adjusted net charge-offs as a percentage of average loans (non-GAAP)* (1)	0.44%	0.67%	0.60%	0.77%	0.99%
Non-accrual loans, excluding loans held for sale, as a percentage of loans	1.41%	1.45%	1.78%	2.01%	2.15%
Non-performing assets (excluding loans 90 days past due) as a percentage of loans, foreclosed properties and non-performing loans held for sale	1.63%	1.74%	2.03%	2.25%	2.41%
Non-performing assets (including loans 90 days past due) as a percentage of loans, foreclosed properties and non-performing loans held for sale (3)	1.97%	2.08%	2.38%	2.68%	2.88%
Associate headcount	23,687	24,255	24,068	23,692	23,466
Total branch outlets	1,673	1,705	1,706	1,709	1,709
ATMs	2,002	2,029	2,030	2,038	2,048

*Annualized

(1)	See reconciliation of GAAP to non-GAAP Financial Measures on pages 12 and 16-18.

(2)	Current quarter Tier 1 Common, Basel III Common Equity Tier 1, Tier 1 Capital, Total Risk-Based Capital and Leverage ratios are estimated.

(3)	Excludes guaranteed residential first mortgages that are 90+ days past due and still accruing. Refer to the footnotes on page 14 for amounts related to these loans.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2014 Earnings Release

Consolidated Average Daily Balances and Yield/Rate Analysis from Continuing Operations

	Quarter Ended
	3/31/2014			12/31/2013
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Assets
Interest-earning assets:
Federal funds sold and securities purchased under agreements to resell	$9	$—	0.86%	$—	$—	—%
Trading account securities	111	2	6.31	110	1	3.86
Securities:
Taxable	23,872	154	2.62	23,771	151	2.52
Tax-exempt	4	—	—	5	—	—
Loans held for sale	854	8	3.89	625	6	3.94
Loans, net of unearned income:
Commercial and industrial	29,993	278	3.75	29,950	287	3.81
Commercial real estate mortgage—owner-occupied	9,391	111	4.81	9,613	116	4.81
Commercial real estate construction—owner-occupied	341	3	4.00	302	3	3.86
Commercial investor real estate mortgage	5,287	45	3.42	5,405	47	3.46
Commercial investor real estate construction	1,524	12	3.28	1,426	13	3.44
Residential first mortgage	12,127	122	4.07	12,752	126	3.92
Home equity	11,216	101	3.64	11,311	102	3.59
Indirect	3,189	29	3.66	3,014	29	3.77
Consumer credit card	926	26	11.23	910	28	11.83
Other consumer	1,145	20	7.26	1,160	21	7.21
Total loans, net of unearned income	75,139	747	4.03	75,843	772	4.04
Other interest-earning assets	3,469	2	0.25	2,579	1	0.24
Total interest-earning assets	103,458	913	3.58	102,933	931	3.59
Allowance for loan losses	(1,321)			(1,512)
Cash and due from banks	1,817			1,807
Other non-earning assets	13,874			13,735
	$117,828			$116,963
Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Savings	$6,234	2	0.12	$6,049	2	0.09
Interest-bearing checking	20,791	5	0.09	19,815	4	0.09
Money market	26,213	8	0.13	26,081	8	0.13
Time deposits	9,419	12	0.53	9,888	15	0.59
Total interest-bearing deposits (1)	62,657	27	0.17	61,833	29	0.19
Federal funds purchased and securities sold under agreements to repurchase	2,097	—	0.08	2,021	—	0.07
Other short-term borrowings	—	—	—	159	—	0.20
Long-term borrowings	4,643	55	4.78	4,840	56	4.56
Total interest-bearing liabilities	69,397	82	0.48	68,853	85	0.49
Non-interest-bearing deposits (1)	30,268	—	—	30,218	—	—
Total funding sources	99,665	82	0.33	99,071	85	0.34
Net interest spread			3.10			3.10
Other liabilities	2,162			2,386
Stockholders’ equity	16,001			15,506
	$117,828			$116,963
Net interest income/margin FTE basis		$831	3.26%		$846	3.26%
________

(1)
Total deposit costs from continuing operations may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs from continuing operations equal 0.12% and 0.12% for the quarters ended March 31, 2014 and December 31, 2013, respectively.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2014 Earnings Release

Consolidated Average Daily Balances and Yield/Rate Analysis from Continuing Operations

	Quarter Ended
	9/30/2013			6/30/2013			3/31/2013
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Assets
Interest-earning assets:
Trading account securities	$107	$1	1.52%	$122	$—	0.48%	$117	$1	3.20%
Securities:
Taxable	24,074	144	2.38	26,706	152	2.29	26,893	156	2.35
Tax-exempt	5	—	—	6	—	—	7	—	—
Loans held for sale	751	6	3.34	880	8	3.42	1,206	9	3.17
Loans, net of unearned income:
Commercial and industrial	29,319	284	3.84	28,301	272	3.85	27,058	260	3.90
Commercial real estate mortgage—owner-occupied	9,678	116	4.77	9,808	114	4.66	9,974	116	4.70
Commercial real estate construction—owner-occupied	368	4	4.22	339	5	5.27	303	3	4.41
Commercial investor real estate mortgage	5,712	51	3.53	6,124	54	3.58	6,613	59	3.59
Commercial investor real estate construction	1,251	10	3.48	1,085	10	3.57	951	9	3.77
Residential first mortgage	12,835	128	3.95	12,823	128	4.00	12,900	131	4.12
Home equity	11,351	103	3.58	11,475	103	3.62	11,670	105	3.64
Indirect	2,810	28	3.88	2,606	26	4.08	2,423	26	4.35
Consumer credit card	878	26	12.16	851	27	12.33	871	26	12.28
Other consumer	1,157	22	7.52	1,137	20	7.25	1,156	21	7.28
Total loans, net of unearned income	75,359	772	4.07	74,549	759	4.09	73,919	756	4.14
Other interest-earning assets	2,447	2	0.25	1,869	1	0.24	2,821	2	0.26
Total interest-earning assets	102,743	925	3.57	104,132	920	3.55	104,963	924	3.57
Allowance for loan losses	(1,613)			(1,706)			(1,894)
Cash and due from banks	1,781			1,745			1,766
Other non-earning assets	14,006			14,077			14,288
	$116,917			$118,248			$119,123
Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Savings	$6,076	1	0.10	$6,148	2	0.09	$5,929	1	0.10
Interest-bearing checking	19,613	5	0.09	19,636	4	0.10	20,440	6	0.11
Money market	26,250	9	0.13	25,952	9	0.14	25,477	9	0.14
Time deposits	10,417	16	0.60	11,423	18	0.66	12,904	26	0.81
Total interest-bearing deposits (1)	62,356	31	0.19	63,159	33	0.21	64,750	42	0.26
Federal funds purchased and securities sold under agreements to repurchase	1,982	1	0.07	2,287	1	0.09	1,786	—	0.10
Other short-term borrowings	381	—	0.20	310	—	0.19	25	—	0.01
Long-term borrowings	4,845	55	4.57	5,298	65	4.93	5,857	71	4.89
Total interest-bearing liabilities	69,564	87	0.49	71,054	99	0.56	72,418	113	0.63
Non-interest-bearing deposits (1)	29,724	—	—	29,454	—	—	29,114	—	—
Total funding sources	99,288	87	0.35	100,508	99	0.40	101,532	113	0.45
Net interest spread			3.08			2.99			2.94
Other liabilities	2,312			2,097			2,047
Stockholders’ equity	15,317			15,643			15,544
	$116,917			$118,248			$119,123
Net interest income/margin FTE basis		$838	3.24%		$821	3.16%		$811	3.13%
________

(1)
Total deposit costs from continuing operations may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs from continuing operations equal 0.13%, 0.15%, and 0.18% for the quarters ended September 30, 2013, June 30, 2013, and March 31, 2013, respectively.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2014 Earnings Release

Loans

	Quarter Ended
						3/31/2014		3/31/2014
($ amounts in millions)	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013	vs. 12/31/2013		vs. 3/31/2013
Commercial and industrial	$30,466	$29,413	$29,863	$28,954	$27,602	$1,053	3.6%	$2,864	10.4%
Commercial real estate mortgage—owner-occupied	9,257	9,495	9,566	9,731	9,812	(238)	(2.5)%	(555)	(5.7)%
Commercial real estate construction—owner-occupied	375	310	377	345	325	65	21.0%	50	15.4%
Total commercial	40,098	39,218	39,806	39,030	37,739	880	2.2%	2,359	6.3%
Commercial investor real estate mortgage	5,338	5,318	5,613	5,806	6,338	20	0.4%	(1,000)	(15.8)%
Commercial investor real estate construction	1,654	1,432	1,317	1,208	984	222	15.5%	670	68.1%
Total investor real estate	6,992	6,750	6,930	7,014	7,322	242	3.6%	(330)	(4.5)%
Residential first mortgage (1)	12,136	12,163	12,856	12,839	12,875	(27)	(0.2)%	(739)	(5.7)%
Home equity—first lien	6,008	5,998	5,894	5,726	5,625	10	0.2%	383	6.8%
Home equity—second lien	5,140	5,296	5,455	5,684	5,921	(156)	(2.9)%	(781)	(13.2)%
Indirect	3,253	3,075	2,889	2,693	2,483	178	5.8%	770	31.0%
Consumer credit card	917	948	896	866	851	(31)	(3.3)%	66	7.8%
Other consumer	1,136	1,161	1,166	1,138	1,120	(25)	(2.2)%	16	1.4%
Total consumer	28,590	28,641	29,156	28,946	28,875	(51)	(0.2)%	(285)	(1.0)%
Total Loans	$75,680	$74,609	$75,892	$74,990	$73,936	$1,071	1.4%	$1,744	2.4%

	Average Balances
($ amounts in millions)	1Q14	4Q13	3Q13	2Q13	1Q13	1Q14 vs. 4Q13		1Q14 vs. 1Q13
Commercial and industrial	$29,993	$29,950	$29,319	$28,301	$27,058	$43	0.1%	$2,935	10.8%
Commercial real estate mortgage—owner-occupied	9,391	9,613	9,678	9,808	9,974	(222)	(2.3)%	(583)	(5.8)%
Commercial real estate construction—owner-occupied	341	302	368	339	303	39	12.9%	38	12.5%
Total commercial	39,725	39,865	39,365	38,448	37,335	(140)	(0.4)%	2,390	6.4%
Commercial investor real estate mortgage	5,287	5,405	5,712	6,124	6,613	(118)	(2.2)%	(1,326)	(20.1)%
Commercial investor real estate construction	1,524	1,426	1,251	1,085	951	98	6.9%	573	60.3%
Total investor real estate	6,811	6,831	6,963	7,209	7,564	(20)	(0.3)%	(753)	(10.0)%
Residential first mortgage (1)	12,127	12,752	12,835	12,823	12,900	(625)	(4.9)%	(773)	(6.0)%
Home equity—first lien	6,014	5,963	5,825	5,697	5,642	51	0.9%	372	6.6%
Home equity—second lien	5,202	5,348	5,526	5,778	6,028	(146)	(2.7)%	(826)	(13.7)%
Indirect	3,189	3,014	2,810	2,606	2,423	175	5.8%	766	31.6%
Consumer credit card	926	910	878	851	871	16	1.8%	55	6.3%
Other consumer	1,145	1,160	1,157	1,137	1,156	(15)	(1.3)%	(11)	(1.0)%
Total consumer	28,603	29,147	29,031	28,892	29,020	(544)	(1.9)%	(417)	(1.4)%
Total Loans	$75,139	$75,843	$75,359	$74,549	$73,919	$(704)	(0.9)%	$1,220	1.7%

End of Period Loan Portfolio Balances by Percentage					Quarter Ended
					3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Commercial and industrial					40.3%	39.4%	39.4%	38.6%	37.3%
Commercial real estate mortgage—owner-occupied					12.2%	12.8%	12.6%	13.0%	13.3%
Commercial real estate construction—owner-occupied					0.5%	0.4%	0.5%	0.5%	0.4%
Total commercial					53.0%	52.6%	52.5%	52.1%	51.0%
Commercial investor real estate mortgage					7.0%	7.1%	7.4%	7.7%	8.6%
Commercial investor real estate construction					2.2%	1.9%	1.7%	1.6%	1.3%
Total investor real estate					9.2%	9.0%	9.1%	9.3%	9.9%
Residential first mortgage					16.0%	16.3%	16.9%	17.1%	17.4%
Home equity—first lien					8.0%	8.0%	7.8%	7.6%	7.6%
Home equity—second lien					6.8%	7.1%	7.2%	7.6%	8.0%
Indirect					4.3%	4.1%	3.8%	3.6%	3.4%
Consumer credit card					1.2%	1.3%	1.2%	1.2%	1.2%
Other consumer					1.5%	1.6%	1.5%	1.5%	1.5%
Total consumer					37.8%	38.4%	38.4%	38.6%	39.1%
Total Loans					100.0%	100.0%	100.0%	100.0%	100.0%
________
NM - Not Meaningful

(1)
Regions transferred approximately $686 million of primarily performing restructured residential first mortgage loans to held for sale at the end of the fourth quarter of 2013. This transaction impacts the third quarter 2013 to fourth quarter 2013 ending balance variance as well as the fourth quarter 2013 to first quarter 2014 average balance variance.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2014 Earnings Release

Deposits

	Quarter Ended
						3/31/2014		3/31/2014
($ amounts in millions)	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013	vs. 12/31/2013		vs. 3/31/2013
Customer Deposits
Interest-free deposits	$31,154	$30,083	$30,308	$29,464	$29,971	$1,071	3.6%	$1,183	3.9%
Interest-bearing checking	20,605	20,789	19,583	19,937	20,004	(184)	(0.9)%	601	3.0%
Savings	6,463	6,050	6,038	6,117	6,159	413	6.8%	304	4.9%
Money market—domestic	25,730	25,635	26,085	25,946	25,411	95	0.4%	319	1.3%
Money market—foreign	222	220	241	193	332	2	0.9%	(110)	(33.1)%
Low-cost deposits	84,174	82,777	82,255	81,657	81,877	1,397	1.7%	2,297	2.8%
Time deposits	9,219	9,608	10,066	10,797	12,256	(389)	(4.0)%	(3,037)	(24.8)%
Total customer deposits	93,393	92,385	92,321	92,454	94,133	1,008	1.1%	(740)	(0.8)%
Corporate Treasury Deposits
Time deposits	—	68	—	—	—	(68)	(100.0)%	—	NM
Total Deposits	$93,393	$92,453	$92,321	$92,454	$94,133	$940	1.0%	$(740)	(0.8)%

	Average Balances
($ amounts in millions)	1Q14	4Q13	3Q13	2Q13	1Q13	1Q14 vs. 4Q13		1Q14 vs. 1Q13
Customer Deposits
Interest-free deposits	$30,268	$30,218	$29,724	$29,454	$29,114	$50	0.2%	$1,154	4.0%
Interest-bearing checking	20,791	19,815	19,613	19,636	20,440	976	4.9%	351	1.7%
Savings	6,234	6,049	6,076	6,148	5,929	185	3.1%	305	5.1%
Money market—domestic	25,988	25,834	26,026	25,722	25,161	154	0.6%	827	3.3%
Money market—foreign	225	247	224	230	316	(22)	(8.9)%	(91)	(28.8)%
Low-cost deposits	83,506	82,163	81,663	81,190	80,960	1,343	1.6%	2,546	3.1%
Time deposits	9,417	9,843	10,417	11,423	12,904	(426)	(4.3)%	(3,487)	(27.0)%
Total customer deposits	92,923	92,006	92,080	92,613	93,864	917	1.0%	(941)	(1.0)%
Corporate Treasury Deposits
Time deposits	2	45	—	—	—	(43)	(95.6)%	2	NM
Total Deposits	$92,925	$92,051	$92,080	$92,613	$93,864	$874	0.9%	$(939)	(1.0)%

					Quarter Ended
End of Period Deposits by Percentage					3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Customer Deposits
Interest-free deposits					33.4%	32.5%	32.8%	31.9%	31.8%
Interest-bearing checking					22.1%	22.5%	21.2%	21.6%	21.3%
Savings					6.9%	6.6%	6.5%	6.6%	6.5%
Money market—domestic					27.5%	27.7%	28.3%	28.1%	27.0%
Money market—foreign					0.2%	0.2%	0.3%	0.2%	0.4%
Low-cost deposits					90.1%	89.5%	89.1%	88.4%	87.0%
Time deposits					9.9%	10.4%	10.9%	11.6%	13.0%
Total customer deposits					100.0%	99.9%	100.0%	100.0%	100.0%
Corporate Treasury Deposits
Time deposits					—%	0.1%	—%	—%	—%
Total Deposits					100.0%	100.0%	100.0%	100.0%	100.0%
________
NM - Not Meaningful

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2014 Earnings Release

Pre-Tax Pre-Provision Income ("PPI") and Adjusted PPI (non-GAAP)
The Pre-Tax Pre-Provision Income table below presents computations of pre-tax pre-provision income from continuing operations excluding certain adjustments (non-GAAP). Regions believes that the presentation of PPI and the exclusion of certain items to PPI provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of income that excludes certain adjustments does not represent the amount that effectively accrues directly to stockholders.

	Quarter Ended
($ amounts in millions)	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013	1Q14 vs. 4Q13		1Q14 vs. 1Q13
Net income from continuing operations available to common shareholders (GAAP)	$299	$233	$285	$260	$325	$66	28.3%	$(26)	(8.0)%
Preferred dividends (GAAP)	8	8	8	8	8	—	NM	—	NM
Income tax expense (GAAP)	128	92	124	122	114	36	39.1%	14	12.3%
Income from continuing operations before income taxes (GAAP)	435	333	417	390	447	102	30.6%	(12)	(2.7)%
Provision for loan losses (GAAP)	2	79	18	31	10	(77)	(97.5)%	(8)	(80.0)%
Pre-tax pre-provision income from continuing operations (non-GAAP)	437	412	435	421	457	25	6.1%	(20)	(4.4)%
Other adjustments:
Securities gains, net	(2)	—	(3)	(8)	(15)	(2)	NM	13	(86.7)%
Gain on sale of other assets(1)	—	—	(24)	—	—	—	NM	—	NM
Leveraged lease termination gains, net(2)	(1)	(39)	—	—	—	38	(97.4)%	(1)	NM
Gain on sale of TDRs held for sale, net	(35)	—	—	—	—	(35)	NM	(35)	NM
Loss on early extinguishment of debt	—	—	5	56	—	—	NM	—	NM
Branch consolidation and property and equipment charges	6	5	—	—	—	1	20.0%	6	NM
Regulatory charge	—	58	—	—	—	(58)	(100.0)%	—	NM
Total other adjustments	(32)	24	(22)	48	(15)	(56)	(233.3)%	(17)	113.3%
Adjusted pre-tax pre-provision income from continuing operations (non-GAAP)	$405	$436	$413	$469	$442	$(31)	(7.1)%	$(37)	(8.4)%

NM - Not Meaningful

(1)	Gain on sale of a non-core portion of a Wealth Management business.

(2)	After-tax amount for leveraged lease termination gains was $6 million for the fourth quarter of 2013.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2014 Earnings Release

Non-Interest Income

	Quarter Ended
($ amounts in millions)	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013	1Q14 vs. 4Q13		1Q14 vs. 1Q13
Service charges on deposit accounts (1)	$173	$185	$190	$175	$184	$(12)	(6.5)%	$(11)	(6.0)%
Card and ATM fees (1)	79	80	82	81	76	(1)	(1.3)%	3	3.9%
Mortgage income	40	43	52	69	72	(3)	(7.0)%	(32)	(44.4)%
Investment management and trust fee income	49	48	50	49	49	1	2.1%	—	NM
Insurance commissions and fees	30	28	27	29	30	2	7.1%	—	NM
Capital markets fee income and other	13	29	18	20	20	(16)	(55.2)%	(7)	(35.0)%
Bank-owned life insurance	19	20	18	22	22	(1)	(5.0)%	(3)	(13.6)%
Commercial credit fee income	15	16	16	17	16	(1)	(6.3)%	(1)	(6.3)%
Leveraged lease termination gains, net	1	39	—	—	—	(38)	(97.4)%	1	NM
Investment services fee income	10	8	10	9	7	2	25.0%	3	42.9%
Securities gains, net	2	—	3	8	15	2	NM	(13)	(86.7)%
Gain on sale of other assets(2)	—	—	24	—	—	—	NM	—	NM
Net revenue (loss) from affordable housing	(18)	1	(18)	(15)	(17)	(19)	NM	(1)	5.9%
Other	25	29	23	33	27	(4)	(13.8)%	(2)	(7.4)%
Total non-interest income from continuing operations	$438	$526	$495	$497	$501	$(88)	(16.7)%	$(63)	(12.6)%
Mortgage Income

	Quarter Ended
($ amounts in millions)	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013	1Q14 vs. 4Q13		1Q14 vs. 1Q13
Production and sales	$24	$25	$37	$54	$59	$(1)	(4.0)%	$(35)	(59.3)%
Loan servicing	21	22	22	23	19	(1)	(4.5)%	2	10.5%
MSR hedge ineffectiveness:
MSRs fair value increase (decrease) (3)	(17)	5	(8)	24	1	(22)	(440.0)%	(18)	NM
MSRs hedge gain (loss)	12	(9)	1	(32)	(7)	21	(233.3)%	19	(271.4)%
MSR hedge ineffectiveness	(5)	(4)	(7)	(8)	(6)	(1)	25.0%	1	(16.7)%
Total mortgage income	$40	$43	$52	$69	$72	$(3)	(7.0)%	$(32)	(44.4)%

Mortgage production - purchased	$662	$802	$968	$1,009	$637	$(140)	(17.5)%	$25	3.9%
Mortgage production - refinanced	304	436	638	912	1,182	(132)	(30.3)%	(878)	(74.3)%
Total mortgage production(4)	$966	$1,238	$1,606	$1,921	$1,819	$(272)	(22.0)%	$(853)	(46.9)%

Wealth Management Income

	Quarter Ended
($ amounts in millions)	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013	1Q14 vs. 4Q13		1Q14 vs. 1Q13
Investment services fee income	$10	$8	$10	$9	$7	$2	25.0%	$3	42.9%
Investment management and trust fee income	49	48	50	49	49	1	2.1%	—	NM
Insurance commissions and fees	30	28	27	29	30	2	7.1%	—	NM
Gain on sale of other assets(2)	—	—	24	—	—	—	NM	—	NM
Total wealth management income (5)	$89	$84	$111	$87	$86	$5	6.0%	$3	3.5%
_________
NM - Not Meaningful

(1)
"Card and ATM fees" line item represents the combined amounts of credit card/bank card income and debit card and ATM related revenue. Credit card/bank card income was previously reported as a separate line item. Debit card and ATM related revenue was previously included in "service charges on deposit accounts" line item. All prior periods presented have been reclassified to conform to this presentation.

(2)	Gain on sale of a non-core portion of a Wealth Management business.

(3)	Fair value adjustment includes payment decay and assumptions change impact.

(4)	Represents total mortgage production during the period, including amounts sold into the secondary market as well as amounts retained in Regions' residential first mortgage loan portfolio.

(5)
Total Wealth Management income presented above does not include the portion of service charges on deposit accounts and similar smaller dollar amounts that are also attributable to the Wealth Management segment.

Selected Non-Interest Income Variance Analysis

•
Capital markets fee income and other declined $16 million, or 55%, in the first quarter of 2014 compared to the fourth quarter of 2013. The decrease is primarily attributable to a slowdown in sales activity for syndications and customer derivatives which were seasonally high in the fourth quarter of 2013.

•
During the fourth quarter of 2013, the termination of certain leveraged leases resulted in a $39 million gain, which was largely offset by a related $33 million increase in tax expense. The resulting benefit to net income was $6 million.

•
In the fourth quarter of 2013, net revenue related to investments in affordable housing benefitted primarily from the sale of multiple investments resulting in a $17 million gain, net of impairment costs.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2014 Earnings Release

 Non-Interest Expense

	Quarter Ended
($ amounts in millions)	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013	1Q14 vs. 4Q13		1Q14 vs. 1Q13
Salaries and employee benefits	$455	$464	$455	$452	$447	$(9)	(1.9)%	$8	1.8%
Net occupancy expense	93	91	92	92	90	2	2.2%	3	3.3%
Furniture and equipment expense	70	71	71	69	69	(1)	(1.4)%	1	1.4%
Professional and legal expenses	35	46	34	21	31	(11)	(23.9)%	4	12.9%
Deposit administrative fee	22	20	35	37	33	2	10.0%	(11)	(33.3)%
Outside services	27	31	27	26	22	(4)	(12.9)%	5	22.7%
Marketing	24	25	26	24	23	(1)	(4.0)%	1	4.3%
Loss on early extinguishment of debt	—	—	5	56	—	—	NM	—	NM
Regulatory charge	—	58	—	—	—	(58)	(100.0)%	—	NM
Branch consolidation and property and equipment charges	6	5	—	—	—	1	20.0%	6	NM
Provision (credit) for unfunded credit losses	—	4	1	(15)	5	(4)	(100.0)%	(5)	(100.0)%
Gain on sale of TDRs held for sale, net	(35)	—	—	—	—	(35)	NM	(35)	NM
Other	120	131	138	122	122	(11)	(8.4)%	(2)	(1.6)%
Total non-interest expense from continuing operations	$817	$946	$884	$884	$842	$(129)	(13.6)%	$(25)	(3.0)%
_________
NM - Not Meaningful

Selected Non-Interest Expense Variance Analysis

•
Professional and legal expenses declined by $11 million or 24% quarter over quarter. In the fourth quarter of 2013, professional and legal expenses were higher primarily due to increased legal matters and related fees, as well as increased consulting charges attributable to regulatory and compliance projects.

•
In the fourth quarter of 2013, Regions recorded a non-tax deductible regulatory charge of $58 million related to previously disclosed inquiries from government authorities concerning matters from 2009. Regions is in discussions with banking supervisors to resolve their inquiries on these matters.

•
In the fourth quarter of 2013, Regions announced the consolidation of 30 branches, and recorded $5 million and $6 million in related consolidation expenses in the fourth quarter of 2013 and the first quarter of 2014, respectively.

•
In the fourth quarter of 2013, Regions transferred certain primarily accruing residential first mortgage loans classified as TDRs to loans held for sale. During the first quarter of 2014, the sale was finalized and the net transaction costs incurred were $35 million lower than initially expected.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2014 Earnings Release

Credit Quality

	As of and for Quarter Ended
($ amounts in millions)	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Components:
Allowance for loan losses (ALL)	$1,261	$1,341	$1,540	$1,636	$1,749
Reserve for unfunded credit commitments	78	78	74	73	88
Allowance for credit losses (ACL)	$1,339	$1,419	$1,614	$1,709	$1,837

Provision for loan losses	$2	$79	$18	$31	$10
Provision (credit) for unfunded credit losses	—	4	1	(15)	5

Net loans charged-off:
Commercial and industrial	10	36	17	30	58
Commercial real estate mortgage—owner-occupied	13	27	20	28	25
Commercial real estate construction—owner-occupied	1	(1)	—	—	(1)
Total commercial	24	62	37	58	82
Commercial investor real estate mortgage	1	(2)	6	16	14
Commercial investor real estate construction	—	(1)	(1)	(2)	—
Total investor real estate	1	(3)	5	14	14
Residential first mortgage (3)	9	164	13	18	22
Home equity—first lien	7	8	10	7	10
Home equity—second lien	14	18	22	22	27
Indirect	7	6	5	4	6
Consumer credit card	8	8	6	11	9
Other consumer	12	15	16	10	10
Total consumer (3)	57	219	72	72	84
Total (3)	$82	$278	$114	$144	$180
Net loan charge-offs as a % of average loans, annualized:
Commercial and industrial	0.14%	0.48%	0.22%	0.43%	0.87%
Commercial real estate mortgage—owner-occupied	0.58%	1.13%	0.81%	1.17%	1.01%
Commercial real estate construction—owner-occupied	0.47%	(0.10)%	(0.03)%	(0.83)%	(1.31)%
Total commercial	0.25%	0.63%	0.37%	0.61%	0.89%
Commercial investor real estate mortgage	0.10%	(0.13)%	0.39%	1.02%	0.88%
Commercial investor real estate construction	(0.13)%	(0.44)%	(0.18)%	(0.54)%	0.01%
Total investor real estate	0.05%	(0.20)%	0.28%	0.79%	0.77%
Residential first mortgage (3)	0.32%	5.10%	0.41%	0.56%	0.68%
Home equity—first lien	0.44%	0.51%	0.66%	0.47%	0.72%
Home equity—second lien	1.13%	1.35%	1.56%	1.53%	1.82%
Indirect	0.85%	0.78%	0.76%	0.56%	1.03%
Consumer credit card	3.63%	3.65%	3.06%	4.95%	4.20%
Other consumer	4.14%	5.04%	5.24%	3.66%	3.44%
Total consumer (3)	0.81%	2.98%	0.99%	0.99%	1.17%
Total (3)	0.44%	1.46%	0.60%	0.77%	0.99%
Non-accrual loans, excluding loans held for sale	$1,070	$1,082	$1,354	$1,506	$1,586
Non-performing loans held for sale	40	82	43	53	66
Non-accrual loans, including loans held for sale	1,110	1,164	1,397	1,559	1,652
Foreclosed properties	129	136	147	136	136
Non-performing assets (NPAs)	$1,239	$1,300	$1,544	$1,695	$1,788
Loans past due > 90 days (1)	$257	$256	$270	$319	$344
Accruing restructured loans not included in categories above (2)	$1,578	$1,676	$2,529	$2,591	$2,717
Accruing restructured loans held for sale not included in categories above (2)	$11	$545	$19	$19	$—
Credit Ratios:
ACL/Loans, net	1.77%	1.90%	2.13%	2.28%	2.48%
ALL/Loans, net	1.67%	1.80%	2.03%	2.18%	2.37%
Allowance for loan losses to non-performing loans, excluding loans held for sale	1.18x	1.24x	1.14x	1.09x	1.10x
Non-accrual loans, excluding loans held for sale/Loans, net	1.41%	1.45%	1.78%	2.01%	2.15%
NPAs (ex. 90+ past due)/Loans, foreclosed properties and non-performing loans held for sale	1.63%	1.74%	2.03%	2.25%	2.41%
NPAs (inc. 90+ past due)/Loans, foreclosed properties and non-performing loans held for sale (1)	1.97%	2.08%	2.38%	2.68%	2.88%

(1)	Excludes guaranteed residential first mortgages that are 90+ days past due and still accruing. Refer to the footnotes on page 14 for amounts related to these loans.

(2)	See page 15 for detail of restructured loans.

(3)
Includes $151 million in residential first mortgage net charge-offs on loans transferred to loans held for sale during the fourth quarter of 2013. Excluding these net charge-offs, the adjusted net charge-off percentage for residential first mortgages for the fourth quarter of 2013 would have been 0.41% (non-GAAP). Excluding these net charge-offs, the adjusted net charge-off percentage for total consumer loans for the fourth quarter of 2013 would have been 0.93% (non-GAAP). The adjusted net charge-off percentage for all loans would have been 0.67% (non-GAAP). See page 12 for a reconciliation of these GAAP to non-GAAP net charge-off ratios.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2014 Earnings Release

Credit Quality (Continued)

Adjusted Net Charge-Offs Ratio (non-GAAP)

Select calculations for annualized net charge-offs as a percentage of average loans are presented in the table below. During the fourth quarter of 2013, Regions made the strategic decision to transfer certain primarily accruing restructured residential first mortgage loans to loans held for sale. These loans were marked down to fair value through net charge-offs upon transfer to held for sale. Management believes that excluding the incremental increase to net charge-offs from the affected net charge-off ratios will assist investors in analyzing the Company's credit quality performance as well as provide a better basis from which to predict future performance. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

		As of and for Quarter Ended
($ amounts in millions)		3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Residential first mortgage net charge-offs (GAAP)	A	$9	$164	$13	$18	$22
Less: Net charge-offs associated with transfer to loans held for sale		—	151	—	—	—
Adjusted residential first mortgage net charge-offs (non-GAAP)	B	$9	$13	$13	$18	$22
Total consumer net charge-offs (GAAP)	C	$57	$219	$72	$72	$84
Less: Net charge-offs associated with transfer to loans held for sale		—	151	—	—	—
Adjusted total consumer net charge-offs (non-GAAP)	D	$57	$68	$72	$72	$84
Total net charge-offs (GAAP)	E	$82	$278	$114	$144	$180
Less: Net charge-offs associated with transfer to loans held for sale		—	151	—	—	—
Adjusted net charge-offs (non-GAAP)	F	$82	$127	$114	$144	$180
Average residential first mortgage loans (GAAP)	G	$12,127	$12,752	$12,835	$12,823	$12,900
Add: Average balances of residential first mortgage loans transferred to loans held for sale		—	74	—	—	—
Adjusted average residential first mortgage loans (non-GAAP)	H	$12,127	$12,826	$12,835	$12,823	$12,900
Average total consumer loans (GAAP)	I	$28,603	$29,147	$29,031	$28,892	$29,020
Add: Average balances of residential first mortgage loans transferred to loans held for sale		—	74	—	—	—
Adjusted average total consumer loans (non-GAAP)	J	$28,603	$29,221	$29,031	$28,892	$29,020
Total average loans (GAAP)	K	$75,139	$75,843	$75,359	$74,549	$73,919
Add: Average balances of residential first mortgage loans transferred to loans held for sale		—	74	—	—	—
Adjusted total average loans (non-GAAP)	L	$75,139	$75,917	$75,359	$74,549	$73,919
Residential first mortgage net charge-off percentage (GAAP)*	A/G	0.32%	5.10%	0.41%	0.56%	0.68%
Adjusted residential first mortgage net charge-off percentage (non-GAAP)*	B/H	0.32%	0.41%	0.41%	0.56%	0.68%
Total consumer net charge-off percentage (GAAP)*	C/I	0.81%	2.98%	0.99%	0.99%	1.17%
Adjusted total consumer net charge-off percentage (non-GAAP)*	D/J	0.81%	0.93%	0.99%	0.99%	1.17%
Total net charge-off percentage (GAAP)*	E/K	0.44%	1.46%	0.60%	0.77%	0.99%
Adjusted total net charge-off percentage (non-GAAP)*	F/L	0.44%	0.67%	0.60%	0.77%	0.99%
________
* Annualized

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2014 Earnings Release

 Non-Accrual Loans (excludes loans held for sale)

	Quarter Ended
($ amounts in millions)	3/31/2014		12/31/2013		9/30/2013		6/30/2013		3/31/2013
Commercial and industrial	$280	0.92%	$257	0.87%	$383	1.28%	$408	1.41%	$355	1.29%
Commercial real estate mortgage—owner-occupied	307	3.31%	303	3.19%	364	3.81%	398	4.08%	420	4.28%
Commercial real estate construction—owner-occupied	16	4.31%	17	5.33%	12	3.25%	15	4.38%	12	3.70%
Total Commercial	603	1.50%	577	1.47%	759	1.91%	821	2.10%	787	2.08%
Commercial investor real estate mortgage	209	3.91%	238	4.47%	276	4.92%	352	6.07%	451	7.12%
Commercial investor real estate construction	8	0.51%	10	0.70%	31	2.34%	16	1.30%	13	1.32%
Total Investor Real Estate	217	3.11%	248	3.67%	307	4.43%	368	5.25%	464	6.34%
Residential first mortgage	136	1.12%	146	1.21%	167	1.30%	186	1.44%	201	1.56%
Home equity	114	1.02%	111	0.98%	121	1.06%	130	1.14%	133	1.15%
Direct	—	—%	—	—%	—	—%	—	0.06%	—	0.06%
Indirect	—	—%	—	—%	—	—%	1	0.03%	1	0.03%
Consumer credit card	—	—%	—	—%	—	—%	—	—%	—	—%
Other consumer	—	—%	—	—%	—	—%	—	—%	—	—%
Total Consumer	250	0.87%	257	0.90%	288	0.99%	317	1.09%	335	1.16%
Total Non-Accrual Loans	$1,070	1.41%	$1,082	1.45%	$1,354	1.78%	$1,506	2.01%	$1,586	2.15%

Criticized and Classified Loans—Commercial and Investor Real Estate

	Quarter Ended
						3/31/2014		3/31/2014
($ amounts in millions)	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013	vs. 12/31/2013		vs. 3/31/2013
Special Mention	$1,067	$927	$1,035	$1,142	$1,136	$140	15.1%	$(69)	(6.1)%
Accruing Classified Loans	1,094	1,263	1,411	1,587	1,713	(169)	(13.4)%	(619)	(36.1)%
Non-Accruing Classified Loans	820	825	1,066	1,189	1,251	(5)	(0.6)%	(431)	(34.5)%
Total	$2,981	$3,015	$3,512	$3,918	$4,100	$(34)	(1.1)%	$(1,119)	(27.3)%

Home Equity Lines of Credit - Future Maturities(1)

	As of 3/31/2014
($ amounts in millions)	First Lien	% of Total	Second Lien	% of Total	Total
2014	$21	0.24%	$164	1.82%	$185
2015	24	0.27%	178	1.97%	202
2016	31	0.34%	41	0.46%	72
2017	6	0.07%	12	0.13%	18
2018	19	0.21%	27	0.30%	46
2019-2023	1,283	14.23%	1,125	12.49%	2,408
2024-2028	2,772	30.77%	3,175	35.24%	5,947
Thereafter	74	0.82%	58	0.64%	132
Total	$4,230	46.95%	$4,780	53.05%	$9,010

(1)
The balance of Regions' home equity portfolio was $11,148 million at March 31, 2014 consisting of $9,010 million of home equity lines of credit and $2,138 million of closed-end home equity loans. The closed-end loans were primarily originated as amortizing loans, and were therefore excluded from the table above.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2014 Earnings Release

Early and Late Stage Delinquencies

Accruing 30-89 Days Past Due Loans	Quarter Ended
($ amounts in millions)	3/31/2014		12/31/2013		9/30/2013		6/30/2013		3/31/2013
Commercial and industrial	$27	0.09%	$43	0.15%	$31	0.10%	$36	0.12%	$54	0.20%
Commercial real estate mortgage—owner-occupied	37	0.39%	56	0.59%	56	0.59%	52	0.54%	49	0.50%
Commercial real estate construction—owner-occupied	—	0.10%	—	0.06%	1	0.21%	1	0.25%	2	0.62%
Total Commercial	64	0.16%	99	0.25%	88	0.22%	89	0.23%	105	0.28%
Commercial investor real estate mortgage	75	1.41%	35	0.66%	118	2.11%	60	1.04%	72	1.13%
Commercial investor real estate construction	2	0.15%	5	0.32%	4	0.27%	3	0.21%	7	0.73%
Total Investor Real Estate	77	1.11%	40	0.59%	122	1.76%	63	0.90%	79	1.08%
Residential first mortgage—non-guaranteed (1)	146	1.24%	187	1.58%	176	1.41%	183	1.47%	207	1.65%
Home equity	123	1.10%	146	1.30%	131	1.15%	133	1.16%	127	1.10%
Direct	8	0.95%	9	1.09%	8	1.03%	9	1.16%	9	1.12%
Indirect	42	1.28%	50	1.62%	39	1.35%	38	1.39%	31	1.26%
Consumer credit card	11	1.26%	13	1.38%	12	1.37%	10	1.18%	9	1.11%
Other consumer	8	2.41%	10	2.89%	12	3.38%	12	3.53%	9	2.59%
Total Consumer (1)	338	1.20%	415	1.47%	378	1.31%	385	1.35%	392	1.37%
Total Accruing 30-89 Days Past Due Loans (1)	$479	0.64%	$554	0.75%	$588	0.78%	$537	0.72%	$576	0.78%

Accruing 90+ Days Past Due Loans	Quarter Ended
($ amounts in millions)	3/31/2014		12/31/2013		9/30/2013		6/30/2013		3/31/2013
Commercial and industrial	$7	0.02%	$6	0.02%	$6	0.02%	$8	0.03%	$8	0.03%
Commercial real estate mortgage—owner-occupied	3	0.04%	6	0.06%	7	0.07%	16	0.16%	9	0.09%
Commercial real estate construction—owner-occupied	—	—%	—	—%	—	0.12%	—	—%	—	0.02%
Total Commercial	10	0.03%	12	0.03%	13	0.03%	24	0.06%	17	0.05%
Commercial investor real estate mortgage	2	0.04%	6	0.10%	15	0.27%	24	0.41%	25	0.39%
Commercial investor real estate construction	—	—%	—	—%	1	0.07%	—	0.03%	—	0.02%
Total Investor Real Estate	2	0.03%	6	0.08%	16	0.23%	24	0.34%	25	0.34%
Residential first mortgage—non-guaranteed (2)	154	1.31%	142	1.21%	149	1.19%	178	1.42%	203	1.62%
Home equity	71	0.63%	75	0.66%	72	0.64%	75	0.66%	79	0.68%
Direct	1	0.12%	1	0.14%	2	0.16%	1	0.15%	1	0.15%
Indirect	5	0.15%	5	0.17%	4	0.15%	3	0.13%	3	0.13%
Consumer credit card	12	1.30%	12	1.28%	12	1.27%	11	1.27%	14	1.60%
Other consumer	2	0.62%	3	0.64%	2	0.47%	3	0.63%	2	0.73%
Total Consumer (2)	245	0.87%	238	0.84%	241	0.83%	271	0.95%	302	1.06%
Total Accruing 90+ Days Past Due Loans (2)	$257	0.34%	$256	0.34%	$270	0.36%	$319	0.43%	$344	0.47%

(1)
Excludes loans that are 100% guaranteed by FHA and also those 100% guaranteed by GNMA where Regions has the right but not the obligation to repurchase. Total 30-89 days past due guaranteed loans excluded were $16 million at 3/31/14, $17 million at 12/31/13, $18 million at 9/30/13, $20 million at 6/30/13, and $17 million at 3/31/13.

(2)
Excludes loans that are 100% guaranteed by FHA and also those 100% guaranteed by GNMA where Regions has the right but not the obligation to repurchase. Total 90 days or more past due guaranteed loans excluded were $94 million at 3/31/14, $106 million at 12/31/13, $97 million at 9/30/13, $96 million at 6/30/13, and $98 million at 3/31/13.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2014 Earnings Release

Troubled Debt Restructurings

	Quarter Ended
($ amounts in millions)	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Current:
Commercial	$408	$441	$428	$426	$486
Investor real estate	441	498	599	721	763
Residential first mortgage	240	212	894	898	891
Home equity	334	332	337	343	354
Consumer credit card	2	2	2	1	1
Other consumer	22	25	28	31	34
Total Current	1,447	1,510	2,288	2,420	2,529
Accruing 30-89 DPD:
Commercial	18	27	17	18	25
Investor real estate	18	13	88	26	27
Residential first mortgage	70	95	104	91	105
Home equity	23	29	29	33	28
Other consumer	2	2	3	3	3
Total Accruing 30-89 DPD	131	166	241	171	188
Total Accruing and <90 DPD	1,578	1,676	2,529	2,591	2,717
Non-accrual or 90+ DPD:
Commercial	207	156	283	302	289
Investor real estate	145	157	174	208	278
Residential first mortgage	147	156	161	177	191
Home equity	29	30	31	31	34
Total Non-accrual or 90+DPD	528	499	649	718	792
Total TDRs - Loans	$2,106	$2,175	$3,178	$3,309	$3,509

TDRs - Held For Sale (1)	38	579	31	39	13
Total TDRs	$2,144	$2,754	$3,209	$3,348	$3,522

(1)
The majority of TDRs held for sale at December 31, 2013 were comprised of residential first mortgage loans transfered during the fourth quarter of 2013 and subsequently sold in the first quarter of 2014.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2014 Earnings Release

Reconciliation to GAAP Financial Measures—Continuing Operations
Adjusted Efficiency Ratios and Fee Income Ratios
The table below presents computations of the efficiency ratio (non-GAAP), which is a measure of productivity, generally calculated as non-interest expense divided by total revenue. The table also shows the fee income ratio (non-GAAP), generally calculated as non-interest income divided by total revenue. Management uses these ratios to monitor performance and believes these measures provide meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the efficiency ratio. Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP), which is the numerator for the fee income ratio. Net interest income on a taxable-equivalent basis and non-interest income are added together to arrive at total revenue (GAAP). Adjustments are made to arrive at adjusted total revenue (non-GAAP), which is the denominator for the fee income and efficiency ratios. Regions believes that the exclusion of these adjustments provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management.

		Quarter Ended
($ amounts in millions)		3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013	1Q14 vs. 4Q13		1Q14 vs. 1Q13
Non-interest expense (GAAP)		$817	$946	$884	$884	$842	$(129)	(13.6)%	$(25)	(3.0)%
Adjustments:
Loss on early extinguishment of debt		—	—	(5)	(56)	—	—	NM	—	NM
Regulatory charge		—	(58)	—	—	—	58	(100.0)%	—	NM
Branch consolidation and property and equipment charges		(6)	(5)	—	—	—	(1)	20.0%	(6)	NM
Gain on sale of TDRs held for sale, net		35	—	—	—	—	35	NM	35	NM
Adjusted non-interest expense (non-GAAP)	A	$846	$883	$879	$828	$842	$(37)	(4.2)%	$4	0.5%
Net interest income (GAAP)		$816	$832	$824	$808	$798	$(16)	(1.9)%	$18	2.3%
Taxable-equivalent adjustment		15	14	14	13	13	1	7.1%	2	15.4%
Net interest income, taxable-equivalent basis		831	846	838	821	811	(15)	(1.8)%	20	2.5%
Non-interest income (GAAP)		438	526	495	497	501	(88)	(16.7)%	(63)	(12.6)%
Adjustments:
Leveraged lease termination gains, net		(1)	(39)	—	—	—	38	(97.4)%	(1)	NM
Securities gains, net		(2)	—	(3)	(8)	(15)	(2)	NM	13	(86.7)%
Gain on sale of other assets(1)		—	—	(24)	—	—	—	NM	—	NM
Adjusted non-interest income (non-GAAP)	B	435	487	468	489	486	(52)	(10.7)%	(51)	(10.5)%
Adjusted total revenue (non-GAAP)	C	$1,266	$1,333	$1,306	$1,310	$1,297	$(67)	(5.0)%	$(31)	(2.4)%
Adjusted efficiency ratio (non-GAAP)	A/C	66.9%	66.3%	67.3%	63.1%	64.9%
Adjusted fee income ratio (non-GAAP)	B/C	34.4%	36.5%	35.9%	37.3%	37.5%
_________
NM - Not Meaningful

(1)	Gain on sale of a non-core portion of a Wealth Management business.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2014 Earnings Release

Reconciliation to GAAP Financial Measures
Return Ratios, Tangible Common Ratios, Capital
The following tables provide calculations of “return on average tangible common stockholders’ equity”, end of period “tangible common stockholders’ equity” ratios and a reconciliation of stockholders’ equity (GAAP) to tangible common stockholders’ equity (non-GAAP), Tier 1 capital (regulatory) and “Tier 1 common equity” (non-GAAP). Tangible common stockholders’ equity ratios have become a focus of some investors and management believes they may assist investors in analyzing the capital position of the Company absent the effects of intangible assets and preferred stock. Traditionally, the Federal Reserve and other banking regulatory bodies have assessed a bank’s capital adequacy based on Tier 1 capital, the calculation of which is prescribed in amount by federal banking regulations. In connection with the Company’s Comprehensive Capital Analysis and Review (“CCAR”), these regulators are supplementing their assessment of the capital adequacy of a bank based on a variation of Tier 1 capital, known as Tier 1 common equity. While not prescribed in amount by federal banking regulations (under Basel I), analysts and banking regulators have assessed Regions’ capital adequacy using the tangible common stockholders’ equity and/or the Tier 1 common equity measures. Because tangible common stockholders’ and Tier 1 common equity are not formally defined by GAAP or prescribed in any amount by federal banking regulations (under Basel I), these measures are currently considered to be non-GAAP financial measures and other entities may calculate them differently than Regions’ disclosed calculations. Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common stockholders’ equity and Tier 1 common equity, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on these same bases.
Tier 1 common equity is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a company’s balance sheet assets and credit equivalent amounts of off-balance sheet items are assigned to one of four broad risk categories. The aggregated dollar amount in each category is then multiplied by the risk-weighted category. The resulting weighted values from each of the four categories are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator of certain risk-based capital ratios. Tier 1 capital is then divided by this denominator (risk-weighted assets) to determine the Tier 1 capital ratio. Adjustments are made to Tier 1 capital to arrive at Tier 1 common equity (non-GAAP). Tier 1 common equity (non-GAAP) is also divided by the risk-weighted assets to determine the Tier 1 common equity ratio (non-GAAP). The amounts disclosed as risk-weighted assets are calculated consistent with banking regulatory requirements.

The following tables also provide calculations of "Common equity Tier 1" (CET1), based on Regions’ current understanding of the Final Basel III requirements. In December 2010, the Basel Committee on Banking Supervision (the “Basel Committee”) released its final framework for Basel III, which will strengthen international capital and liquidity regulation. In June 2012, U.S. Regulators released three separate Notices of Proposed Rulemaking covering U.S. implementation of the Basel III framework. In July 2013, U.S. Regulators released final rules covering the U.S. implementation of the Basel III framework, which will change capital requirements and place greater emphasis on common equity. For Regions, the Basel III framework will be phased in beginning in 2015 with full implementation complete beginning in 2019. The calculations provided below are estimates, based on Regions’ current understanding of the final framework, including the Company’s interpretation of the requirements, and informal feedback received through the regulatory process. Regions’ understanding of the framework is evolving and will likely change as analysis and discussions with regulators continue. Because the Basel III implementation regulations are not formally defined by GAAP, these measures are considered to be non-GAAP financial measures, and other entities may calculate them differently from Regions’ disclosed calculations. Since analysts and banking regulators may assess Regions’ capital adequacy using the Basel III framework, we believe that it is useful to provide investors the ability to assess Regions’ capital adequacy on the same basis.

		As of and for Quarter Ended
($ amounts in millions, except per share data)		3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
RETURN ON AVERAGE TANGIBLE COMMON STOCKHOLDERS’ EQUITY
Net income available to common shareholders (GAAP)	A	$311	$219	$285	$259	$327
Average stockholders’ equity (GAAP)		$16,002	$15,504	$15,317	$15,644	$15,552
Less:
Average intangible assets (GAAP)		5,107	5,118	5,129	5,141	5,154
Average deferred tax liability related to intangibles (GAAP)		(187)	(189)	(188)	(188)	(190)
Average preferred equity (GAAP)		444	452	460	468	476
Average tangible common stockholders’ equity (non-GAAP)	B	$10,638	$10,123	$9,916	$10,223	$10,112
Return on average tangible common stockholders’ equity (non-GAAP)(1)	A/B	11.84%	8.58%	11.41%	10.15%	13.12%
TANGIBLE COMMON RATIOS—CONSOLIDATED
Stockholders’ equity (GAAP)		$16,132	$15,768	$15,489	$15,329	$15,740
Less:
Preferred equity (GAAP)		442	450	458	466	474
Intangible assets (GAAP)		5,110	5,111	5,123	5,134	5,147
Deferred tax liability related to intangibles (GAAP)		(186)	(188)	(189)	(187)	(189)
Tangible common stockholders’ equity (non-GAAP)	C	$10,766	$10,395	$10,097	$9,916	$10,308
Total assets (GAAP)		$117,933	$117,396	$116,864	$118,707	$119,718
Less:
Intangible assets (GAAP)		5,110	5,111	5,123	5,134	5,147
Deferred tax liability related to intangibles (GAAP)		(186)	(188)	(189)	(187)	(189)
Tangible assets (non-GAAP)	D	$113,009	$112,473	$111,930	$113,760	$114,760
Shares outstanding—end of quarter	E	1,378	1,378	1,378	1,395	1,413
Tangible common stockholders’ equity to tangible assets (non-GAAP)	C/D	9.53%	9.24%	9.02%	8.72%	8.98%
Tangible common book value per share (non-GAAP)	C/E	$7.81	$7.54	$7.32	$7.11	$7.29

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2014 Earnings Release

Return Ratios, Tangible Common Ratios, Capital (Continued)

		As of and for Quarter Ended
($ amounts in millions, except per share data)		3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
TIER 1 COMMON RISK-BASED RATIO(2) —CONSOLIDATED
Stockholders’ equity (GAAP)		$16,132	$15,768	$15,489	$15,329	$15,740
Accumulated other comprehensive (income) loss		229	319	411	478	12
Non-qualifying goodwill and intangibles		(4,804)	(4,798)	(4,804)	(4,812)	(4,819)
Disallowed servicing assets		(29)	(31)	(30)	(30)	(37)
Qualifying non-controlling interests		—	—	—	—	93
Qualifying trust preferred securities		—	—	—	3	501
Tier 1 capital (regulatory)		$11,528	$11,258	$11,066	$10,968	$11,490
Qualifying non-controlling interests		—	—	—	—	(93)
Qualifying trust preferred securities		—	—	—	(3)	(501)
Preferred stock		(442)	(450)	(458)	(466)	(474)
Tier 1 common equity (non-GAAP)	F	$11,086	$10,808	$10,608	$10,499	$10,422
Risk-weighted assets (regulatory)	G	97,127	96,416	96,486	94,640	92,787
Tier 1 common risk-based ratio (non-GAAP)	F/G	11.4%	11.2%	11.0%	11.1%	11.2%
BASEL III COMMON EQUITY TIER 1 RATIO (2) (3)
Stockholder's equity (GAAP)		$16,132	$15,768	$15,489	$15,329	$15,740
Non-qualifying goodwill and intangibles (4)		(4,923)	(4,922)	(4,933)	(4,946)	(4,956)
Proposed Adjustments
Adjustments, including other comprehensive income related to cash flow hedges, disallowed deferred tax assets, threshold deductions and other adjustments		—	—	—	—	(301)
Final Rules Adjustments
Adjustments, including all components of accumulated other comprehensive income, disallowed deferred tax assets, threshold deductions and other adjustments		61	130	244	291	—
Preferred stock		(442)	(450)	(458)	(466)	(474)
Basel III common equity Tier 1 (non-GAAP)	H	$10,828	$10,526	$10,342	$10,208	$10,009
Basel III risk-weighted assets (non-GAAP)(5)	I	$100,368	$99,483	$99,739	$99,048	$109,728
Basel III common equity Tier 1 ratio (non-GAAP)	H/I	10.8%	10.6%	10.4%	10.3%	9.1%

(1)	Annualized

(2)	Current quarter amounts and the resulting ratio are estimated.

(3)
The March 31, 2014, December 31, 2013, September 30, 2013 and June 30, 2013 estimates are based on the final rule released in July 2013. The March 31, 2013 estimate is based on June 2012 U.S. Notices of Proposed Rulemaking.

(4)	Under Basel III, regulatory capital must be reduced by purchased credit card relationship intangible assets. These assets are partially allowed in Basel I capital.

(5)
Regions continues to develop systems and internal controls to precisely calculate risk-weighted assets as required by Basel III. The amount included above is a reasonable approximation, based on our understanding of the requirements.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2014 Earnings Release

Statements of Discontinued Operations (unaudited)
On January 11, 2012, Regions entered into a stock purchase agreement to sell Morgan Keegan and Company, Inc. and related affiliates to Raymond James Financial Inc. The sale was closed on April 2, 2012. Regions Investment Management, Inc. (formerly known as Morgan Asset Management, Inc.) and Regions Trust were not included in the sale. In connection with the agreement, the results of the entities sold are reported as discontinued operations. The following table represents the unaudited condensed results of operations for discontinued operations.

	Quarter Ended
($ amounts in millions)	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Non-interest expense:
Professional and legal fees	$(19)	$24	$3	$1	$(5)
Other	—	1	(2)	1	1
Total non-interest expense	(19)	25	1	2	(4)
Income (loss) from discontinued operations before income tax	19	(25)	(1)	(2)	4
Income tax expense (benefit)	7	(11)	(1)	(1)	2
Income (loss) from discontinued operations, net of tax	$12	$(14)	$—	$(1)	$2
Weighted-average shares outstanding—during quarter (1):
Basic	1,378	1,378	1,388	1,401	1,413
Diluted	1,390	1,378	1,388	1,401	1,423
Earnings (loss) per common share from discontinued operations:
Basic	$0.01	$(0.01)	$(0.00)	$(0.00)	$0.00
Diluted	$0.01	$(0.01)	$(0.00)	$(0.00)	$0.00

_________

(1)	In a quarter where there is a loss from discontinued operations, basic and diluted weighted-average common shares outstanding are the same.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2014 Earnings Release

Forward-Looking Statements
This release may include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, which reflect Regions’ current views with respect to future events and financial performance. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, those described below:

•
Current and future economic and market conditions in the United States generally or in the communities we serve, including the effects of declines in property values, unemployment rates and potential reduction of economic growth.

•	Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations.

•	The effects of a possible downgrade in the U.S. government’s sovereign credit rating or outlook.

•	Possible changes in market interest rates.

•
Any impairment of our goodwill or other intangibles, or any adjustment of valuation allowances on our deferred tax assets due to adverse changes in the economic environment, declining operations of the reporting unit, or other factors.

•	Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans.

•	Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, loan loss provisions or actual loan losses.

•	Possible acceleration of prepayments on mortgage-backed securities due to low interest rates, and the related acceleration of premium amortization on those securities.

•	Our ability to effectively compete with other financial services companies, some of whom possess greater financial resources than we do and are subject to different regulatory standards than we are.

•	Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments.

•	Our ability to develop and gain acceptance from current and prospective customers for new products and services in a timely manner.

•	Changes in laws and regulations affecting our businesses, including changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self-regulatory agencies.

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Our ability to obtain regulatory approval (as part of the CCAR process or otherwise) to take certain capital actions, including paying dividends and any plans to increase common stock dividends, repurchase common stock under current or future programs, or issue or redeem preferred stock or other regulatory capital instruments.

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Our ability to comply with applicable capital and liquidity requirements (including the finalized Basel III capital standards), including our ability to generate capital internally or raise capital on favorable terms.

•
The costs and other effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions, or other legal actions to which we or any of our subsidiaries is a party.

•	Any adverse change to our ability to collect interchange fees in a profitable manner, whether such change is the result of regulation, legislation or other governmental action.

•	Our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our business.

•	Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits.

•	Any inaccurate or incomplete information provided to us by our customers or counterparties.

•	Inability of our framework to manage risks associated with our business, including operational risk and credit risk.

•	The inability of our internal disclosure controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts.

•	The effects of geopolitical instability, including wars, conflicts and terrorist attacks.

•	The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes and environmental damage.

•	Our ability to keep pace with technological changes.

•	Our ability to identify and address cyber-security risks such as data security breaches, “denial of service” attacks, “hacking” and identity theft.

•	Possible downgrades in our credit ratings or outlook.

•	The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally.

•	The effects of the failure of any component of our business infrastructure which is provided by a third party.

•	Our ability to receive dividends from our subsidiaries.

•	Changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies.

•	The effects of any damage to our reputation resulting from developments related to any of the items identified above.
The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors” of Regions’ Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission.
The words “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can,” and similar expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. We assume no obligation to update or revise any forward-looking statements that are made from time to time.

Regions’ Investor Relations contact is List Underwood at (205) 801-0265; Regions’ Media contact is Evelyn Mitchell at (205) 264-4551.